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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 26, 2004

                                  Nortek, Inc.
                          -----------------------------
               (Exact name of registrant as specified in charter)

          Delaware                     333-25505                 05-0314991
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

50 Kennedy Plaza, Providence, Rhode Island                  02903-2360
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  (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (401) 751-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INTRODUCTION

As previously announced, on July 15, 2004, THL Buildco Holdings, Inc. ("THL Buildco Holdings") and THL Buildco, Inc. ("THL Buildco"), newly formed Delaware corporations affiliated with Thomas H. Lee Partners L.P., entered into a stock purchase agreement with owners of Nortek Holdings, Inc. (referred to herein as the "then current Nortek Holdings"), including affiliates of Kelso & Company, L.P. and certain members of Nortek, Inc.'s ("Nortek") management, pursuant to which THL Buildco agreed to purchase all the outstanding capital stock of the then current Nortek Holdings (the "Acquisition"). Prior to the completion of the Acquisition and related mergers described below, Nortek was a wholly owned subsidiary of the then current Nortek Holdings and THL Buildco was a wholly owned direct subsidiary of THL Buildco Holdings.

On August 27, 2004, THL Buildco completed the Acquisition and purchased all of the outstanding capital stock of the then current Nortek Holdings in a transaction which valued the then current Nortek Holdings at approximately $1.75 billion. Immediately upon the completion of the Acquisition, THL Buildco was merged with and into the then current Nortek Holdings and subsequently the then current Nortek Holdings was merged with and into Nortek, with Nortek continuing as the surviving corporation and a wholly owned subsidiary of THL Buildco Holdings. THL Buildco Holdings was then renamed Nortek Holdings, Inc. ("Nortek Holdings"). In connection with the Acquisition, members of Nortek management reinvested a portion of their equity interest in the then current Nortek Holdings for an equity interest in Investors LLC and interests in a deferred compensation plan established by Nortek Holdings.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment No. 1 to Stock Purchase Agreement

In connection with the closing of the Acquisition, the Stock Purchase Agreement, dated July 15, 2004 by and among THL Buildco Holdings, THL Buildco and owners of the then current Nortek Holdings, was amended to reflect changes in the holding company structure for the Acquisition, including the establishment of a newly formed Delaware limited liability company, THL-Nortek Investors, LLC (the "Investors LLC"), as the parent entity of Nortek Holdings and the ultimate parent entity of Nortek.

Amended and Restated Employment Agreement of Richard L. Bready

Upon the consummation of the Acquisition, Mr. Bready's existing employment agreement was amended and restated. As amended and restated, his agreement has an initial term commencing on August 27, 2004 and concluding on December 31, 2009, renewable thereafter for successive one-year terms unless Nortek and Nortek Holdings provide Mr. Bready with written notice of their intent not to renew the agreement at least 90 days prior to the end of the initial term or any successive term. The amended and restated employment agreement provides that during the employment term Mr. Bready will serve as Chairman and Chief Executive Officer of Nortek and Nortek Holdings.

The amended and restated employment agreement provides that the basic annual salary for Mr. Bready during the employment term will be not less than $3.5 million, subject to increase at the board of directors' discretion. Mr. Bready was paid a cash performance bonus award under the

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 amended and restated employment agreement for the period beginning on January
1, 2004 and ending on the closing date of the Acquisition of approximately $3.3 million. Mr. Bready will not be eligible for any cash performance bonus awards for any period subsequent to the closing date of the Acquisition, unless the board in its sole discretion determines otherwise. In addition, Mr. Bready is entitled to receive all other benefits, including medical and dental plan participation, generally available to executive personnel. Mr. Bready also is entitled to two automobiles and reimbursement of associated costs and the use, or reimbursement of the cost, of private aircraft transportation for business travel and up to 50 hours per year of personal travel. Under the amended and restated employment agreement, Mr. Bready received one-third of the 70,767.07 Class C-1 units and Class C-2 units initially authorized by the Investors LLC. For more information on the allocation of units initially authorized by Investors LLC, please see Item 5.01 below.

Under the amended and restated employment agreement, if the employment of Mr. Bready is terminated:

- by Nortek and Nortek Holdings without "cause," as defined in the amended and restated employment agreement,

- by Mr. Bready for "good reason," as defined in the amended and restated employment agreement,

- as a result of any notice from Nortek and Nortek Holdings not to renew his employment as described above, or

-     as a result of his disability or death,

then Nortek and Nortek Holdings are obligated to provide Mr. Bready or, in the event of death, his designated beneficiary or estate, severance pay at the rate of $1.75 million per year and other specified benefits and perquisites, including long-term disability insurance, for the period equal to the longer of:

-     one year from the date of such termination, and

-     the remaining period of the initial employment term.

Under the amended and restated employment agreement, (i) if Mr. Bready's employment is terminated by Nortek and Nortek Holdings without cause, or as a result of non-renewal by Mr. Bready for good reason or as a result of disability, he will be prohibited from competing with Nortek and Nortek Holdings for the longer of one year or the period from the date of termination through December 31, 2009 and (ii) if Mr. Bready's employment is terminated by Nortek and Nortek Holdings with cause or as a result of resignation without good reason, he will be prohibited from competing with Nortek and Nortek Holdings for one year.

Under the amended and restated employment agreement, following the termination of employment of Mr. Bready for any reason, Nortek and Nortek Holdings are required to provide, at no additional cost to Mr. Bready, up to $1.0 million (not including any additional tax gross-up payment as described below) in lifetime medical coverage to Mr. Bready, his spouse and

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dependents. In lieu of lifetime medical coverage, Mr. Bready or his spouse may request a lump-sum payment in an amount to be established by the board of directors as reasonably sufficient to provide such coverage. Nortek and Nortek Holdings are also required to make a "gross-up" payment to Mr. Bready to cover any and all state and federal income taxes that may be due as a result of the provision of such lifetime medical coverage or lump-sum payment.

If it is determined that any payment or benefit provided by Nortek, Nortek Holdings or any of their predecessors to Mr. Bready under his amended and restated employment agreement or any other agreement or plan, whether paid before or after the date of his amended and restated employment agreement, is subject to the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, Nortek and Nortek Holdings are required to make an additional lump-sum "gross-up" payment to Mr. Bready sufficient, after giving effect to all federal, state and other taxes and charges with respect to that payment, to restore him to the same after-tax position that he would have been in if the excise tax had not been imposed.

Pursuant to Mr. Bready's amended and restated employment agreement, the outstanding principal balance (and accrued interest thereon) totaling approximately $0.9 million of a ten-year loan made to Mr. Bready by Nortek in 1997 in the original principal amount of $3.0 million was forgiven upon consummation of the Acquisition. Upon consummation of the Acquisition, four "split dollar" life insurance policies, with an aggregate cash surrender value of approximately $8.6 million, held by Nortek were transferred to Mr. Bready. Also upon consummation of the Acquisition, Mr. Bready received a lump-sum cash payment in the amount of approximately $0.6 million in respect of obligations by Nortek under a deferred compensation agreement.

Amended and Restated Employment Agreements of Almon C. Hall and Kevin W.
Donnelly

Upon the consummation of the Acquisition, the existing employment agreements of Messrs. Hall and Donnelly were amended and restated. Each such amended and restated employment agreement is on terms substantially similar to the prior employment agreements of Messrs. Hall and Donnelly and substantially similar to each other, except as otherwise noted below. Each such amended and restated employment agreement became effective upon the consummation of the Acquisition and remains effective until the termination of the employee's employment. The amended and restated employment agreements provide that Mr. Hall will serve as Vice President and Chief Financial Officer of Nortek and Nortek Holdings and that Mr. Donnelly will serve as Vice President, General Counsel and Secretary of Nortek and Nortek Holdings

The amended and restated employment agreement provides that the basic annual salary for Mr. Hall is not less than $430,000. The amended and restated employment agreement provides that the basic annual salary for Mr. Donnelly is not less than $280,000. Messrs. Hall and Donnelly are also eligible for incentive compensation in each year of the employment period as recommended by the Chief Executive Officer of Nortek and approved by the compensation committee of the board of directors of Nortek Holdings. In addition, Messrs. Hall and Donnelly are entitled to receive all other benefits, including medical and dental plan participation, generally available to Nortek executive personnel. Messrs. Hall and Donnelly are also entitled to reimbursement of the costs of automobile transportation for personal and business use consistent with their employment agreements prior to the Acquisition. Messrs. Hall and Donnelly were also issued approximately 4,246 and 2,830 Class C Units of Investors LLC, respectively.

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Under each amended and restated employment agreement, if employment is terminated:

- by Nortek and Nortek Holdings without "cause," as defined in the amended and restated employment agreement,

- by the employee for "good reason," as defined in the amended and restated employment agreement, or

-     as a result of the employee's death or disability,

then Nortek and Nortek Holdings are obligated to provide the employee or, in the event of death, his designated beneficiary or estate, severance pay and other specified benefits and perquisites, including long-term disability insurance, for the period equal to the longer of:

-     two years from the date of termination, and

-     three years from the closing date of the Acquisition.

Under each amended and restated employment agreement annual severance pay for the employee is equal to his annual salary as of the date of termination plus the highest amount of bonus or incentive compensation, exclusive of the Nortek 1999 equity performance plan, paid or payable in cash to the employee in any one of the three calendar years immediately prior to the completion of the Acquisition or, if higher, the three calendar years immediately prior to such termination.

Under each amended and restated employment agreement, (i) if the employment of the employee is terminated by Nortek and Nortek Holdings without cause, by the employee for good reason or as a result of disability, the employee will be prohibited from competing with Nortek and Nortek Holdings for the longer of the period of two years from the date of termination or three years from the closing of the Acquisition and (ii) if the employment of the employee is terminated by Nortek and Nortek Holdings with cause or by the employee as a result of resignation without good reason, the employee will be prohibited from competing with Nortek and Nortek Holdings for one year.

Under each such amended and restated employment agreement, following the termination of employment of the employee for any reason, Nortek and Nortek Holdings are required to provide, at no additional cost to the employee, up to $1.0 million (not including any additional tax gross-up payments as described below) in lifetime medical coverage to the employee, his spouse and dependents. In lieu of lifetime medical coverage, at or following the date of termination or a "change in control," as defined in the amended and restated employment agreement, the employee or his spouse may request a lump-sum payment in an amount established by the board of directors as reasonably sufficient to provide such coverage, but not less than $650,000 (not including any additional tax gross-up payment as described in the following sentence). Nortek and Nortek Holdings are also required to make "gross-up" payments to these employees to cover any and all state and federal income taxes that may be due as a result of the provision of such lifetime medical coverage or lump-sum payment.

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If it is determined that any payment or benefit provided by Nortek, Nortek
Holdings or any of their predecessors to either of Messrs. Hall or Donnelly, under his respective amended and restated employment agreement or any other agreement or plan, whether paid before or after the date of their respective amended and restated employment agreements, is subject to the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, Nortek and Nortek Holdings are required to make an additional lump-sum "gross-up" payment to the employee sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to restore him to the same after-tax position that he would have been in if the excise tax had not been imposed.

Upon consummation of the Acquisition, a "split dollar" life insurance policy, with a cash surrender value of approximately $0.5 million, held by Nortek was transferred to Mr. Hall. Also upon consummation of the Acquisition, Mr. Hall received a lump-sum cash payment in the amount of approximately $0.2 million in respect of obligations by Nortek under a deferred compensation agreement.

Consulting Agreement with David B. Hiley

Upon the consummation of the Acquisition, Nortek and Nortek Holdings entered into a consulting agreement with Mr. Hiley. Under the Agreement, they agreed to continue to engage Mr. Hiley as a consultant through December 31, 2004 at a fee of $16,667 per month plus a discretionary year-end bonus. Nortek and Nortek Holdings also agreed to provide Mr. Hiley with a service bonus in the amount of $1 million following the completion of his consulting services on December 31, 2004, which will be payable on January 3, 2005. Nortek and Nortek Holdings also agreed that following the conclusion of his consulting services, and continuing for so long thereafter as he remains a member of the board of directors of Nortek and Nortek Holdings, Mr. Hiley is entitled to receive such compensation (cash and/or equity) as is provided by Nortek and Nortek Holdings to their non-management directors.

Agreement with Robert E.G. Ractliffe

On August 26, 2004, Nortek and the then current Nortek Holdings entered into a separation agreement with Mr. Ractliffe, Nortek's former Executive Vice President and Chief Operating Officer, by which his employment ended on that date. Under the Agreement, Mr. Ractliffe's supplemental executive retirement plan was amended to permit him to receive benefits as of September 1, 2006 with no reduction for early retirement. In addition, under Nortek's Change of Control Severance Benefit Plan for Key Employees, Mr. Ractliffe received a payment of $120,000 (20% of his salary) in connection with the Acquisition and is entitled to receive severance payments in the amount of $122,917 per month for twenty-four months as well as the continuation of certain benefits, or a lump sum in lieu thereof, for that period. Also, Mr. Ractliffe agreed that in the Acquisition he would cash out all of his equity interests in the then current Nortek Holdings, rather than rollover a portion of such interests. In the aggregate and based upon the same per share price other sellers received in the Acquisition, Mr. Ractliffe was paid approximately $13.1 million for his equity interests. For further discussion of Mr. Ractliffe's separation from Nortek, see the Press Release dated September 1, 2004, which is filed as Exhibit 99.1 to this Report.

Amended and Restated Change in Control Severance Benefit Plan

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Nortek has a retention plan for certain of its key employees and consultants which provides that, in consideration of each covered individual agreeing not to voluntarily terminate his employment or service as a consultant if there is an attempted change of control, as that term is defined in the plan, of Nortek, the individual will be entitled to an immediate payment equal to 20% of his base annual salary, and, if, within the twenty-four month period following the change of control, the employment or engagement of the individual is terminated by Nortek for any reason or by the individual by reason of a material adverse change in the terms of employment or service as a consultant as provided in the plan, the individual also will be entitled at the time of termination to severance pay for a period of twenty-four months following termination at an annual rate equal to his base annual salary plus the highest amount of bonus or incentive compensation paid or payable to him for any one of the three preceding calendar years, and to continued medical, life insurance and other benefits for the twenty-four month period (or a payment of an amount equal to the cost of providing these benefits). Messrs. Bready, Hall and Donnelly are not participants under this plan. Edward J. Cooney, Nortek's Vice President and Treasurer, and Mr. Hiley are currently among the participants under the plan.

The Acquisition constituted a change of control for purposes of the retention plan. Accordingly, at the closing of the Acquisition, Nortek made cash payments in an aggregate amount equal to $311,000 to participants under the plan, including $51,000 to Mr. Cooney and $40,000 to Mr. Hiley. In addition, in the event of the termination of employment of Mr. Cooney within 24 months following the closing date of the Acquisition, he will be entitled to severance benefits under the plan as described above. Mr. Hiley has agreed to forego all payments owing to him under the plan in connection with the termination of his engagement as a consultant to Nortek in consideration of the $1.0 million payment to be made to him in January 2005 as described above in "Consulting Agreement with David B. Hiley."

Upon completion of the Acquisition, the retention plan was amended by deleting the provisions providing for immediate payment of any amounts upon a change of control. The provisions of the plan relating to the payment of severance and continuation of benefits upon termination following a change of control remain in effect.

Deferred Compensation Plan of Nortek Holdings

In connection with the Acquisition, members of Nortek management became participants in a newly adopted deferred compensation plan of Nortek Holdings. These management participants, who would have been entitled to receive cash payments upon consummation of the Acquisition in respect of options previously granted to them under the then current Nortek Holdings, Inc. 2002 Stock Option Plan, instead sold a portion of those options to THL Buildco, Inc. and surrendered the remainder of the options held by them for cancellation without immediate payment. In consideration for this cancellation of certain options without immediate payment, Nortek Holdings established this deferred compensation plan and credited for the account of each of these management participants under the plan a notional amount equal to the value of the old stock options so cancelled. For purposes of the plan, the value of the stock options cancelled equals the excess of the value of the stock (based upon the Purchase Price) underlying the options at the time of the Acquisition over the aggregate exercise price of the options. The plan is a non-qualified,

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unfunded obligation of Nortek Holdings. Distributions to participants under the plan will track proportionate distributions that are made to the Class A units of Investors LLC. The maximum aggregate amount of distributions that are payable to any participant under the plan will equal the total value of the stock options surrendered by the participant for cancellation without payment, or an aggregate of approximately $111.8 million for all participants.

Management Agreement with THL Managers V, LLC

On August 27, 2004, in connection with the Acquisition, Nortek and Nortek Holdings entered into a Management Agreement with THL Managers V, LLC, a summary of which is described in Item 5.02 below.

Credit Agreement

On August 27, 2004, Nortek entered into a senior secured credit facility with a syndicate of financial institutions and institutional lenders, a summary of which is described in Item 2.03 below.

Indenture

On August 27, 2004, Nortek entered into an indenture for its $625 million of 8-1/2% Senior Subordinated Notes due 2014 with U.S. Bank National Association as Trustee, a summary of which is described in Item 2.03 below.

Registration Rights Agreement

In connection with the issuance of $625 million of 8-1/2% Senior Subordinated Notes due 2014, Nortek entered into a Registration Rights Agreement dated as of August 27, 2004, a summary of which is described in Item 2.03 below.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

Credit Agreement

On August 27, 2004, Nortek entered into a senior secured credit facility with a syndicate of financial institutions and institutional lenders. Under the facility, Nortek borrowed $700 million under a term loan which will be amortized through quarterly payments equal to 0.25% of the original principal amount of the term loan or $1.75 million per quarter for the first six years, with the balance paid in four equal quarterly installments thereafter. The facility also provides for a revolving credit facility, with a maturity in August 2010, in an aggregate principal amount of $100 million, including both a letter of credit sub-facility and a swingline loan sub-facility. Currently, there are no outstanding borrowings under the revolving credit facility. There are approximately $16 million in Letters of Credit issued under the facility. The proceeds of the term loan, together with the proceeds of Nortek's sale of senior subordinated notes due 2014, the proceeds of a cash equity investment by an investor group lead by affiliates of Thomas H. Lee Partners, L.P. and Nortek's available cash at August 27, 2004, were used in connection with the Acquisition, to

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refinance certain existing notes of Nortek and the then current Nortek Holdings and to pay related transaction costs. Proceeds of revolving loans, swingline loans and letters of credit are available to provide financing for working capital and general corporate purposes. In addition, Nortek may request incremental tranches of term loans or increases to the revolving credit facility in an aggregate amount not exceeding $200 million, subject to certain conditions and the receipt of lending commitments from existing or additional lenders.

The interest rates applicable to loans under Nortek's new senior secured credit facility are, at Nortek's option, equal to either an alternate base rate or an adjusted LIBOR rate for a one, two, three or six month interest period (or a nine or 12 month period, if available) chosen by Nortek, plus an applicable margin percentage. The alternate base rate will be the greater of (1) the prime rate or (2) one-half of 1% over the weighted average of the rates on overnight Federal funds transactions as published by the Federal Reserve Bank of New York. The adjusted LIBOR rate will be determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which Nortek's lenders are subject. Swingline loans will bear interest at the interest rate applicable to alternate base rate revolving loans.

The applicable margin percentage is initially a percentage per annum equal to
(1) 1.50% for alternate base rate term loans and 1.25% for alternate base rate revolving loans and (2) 2.50% for adjusted LIBOR rate term loans and 2.25% for adjusted LIBOR rate revolving loans. Nortek is also obligated to pay a commitment fee, quarterly in arrears, initially equal to 0.50% per annum in respect of any unused commitments under the revolving credit facility. Following the delivery of Nortek's financial statements for the second full fiscal quarter after the closing, the applicable margin percentages and the commitment fee will be subject to adjustment based upon its leverage ratio.

Subject to exceptions, Nortek's new senior secured credit facility will require mandatory prepayments of term loans in amounts equal to:

- 50% (as may be reduced based upon our leverage ratio) of Nortek's annual "excess cash flow",

- 100% of the net cash proceeds from certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions,

-     100% of the net cash proceeds from certain incurrences of debt and

- 50% (as may be reduced based upon Nortek's leverage ratio) of the net cash proceeds from specified issuances of equity securities.

Voluntary prepayments and commitment reductions are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to adjusted LIBOR rate loans.

The obligations under the senior secured credit facility are guaranteed by Nortek Holdings and by all of Nortek's existing and future significant domestic "restricted subsidiaries" (as defined in

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the credit facility) and are secured by substantially all of our assets and the assets of the guarantors, whether now owned or later acquired, including a pledge of all of our capital stock, the capital stock of certain of our domestic subsidiaries and 65% of the capital stock of each of our significant foreign subsidiaries that is directly owned by us or a guarantor subsidiary.

The senior secured credit facility requires that Nortek comply on a quarterly basis with certain financial covenants, including a minimum interest coverage ratio test and a maximum leverage ratio test, which financial covenants become more restrictive over time. In addition, the new senior secured credit facility includes negative covenants that will, subject to significant exceptions, limit Nortek's ability and the ability of its parent and subsidiaries to, among other things:

-     incur, assume or permit to exist additional indebtedness or guarantees,

-     incur liens and engage in sale leaseback transactions,

-     make capital expenditures,

-     make investments and loans,

-     pay dividends, make payments or redeem or repurchase capital stock,

-     engage in mergers, acquisitions and asset sales,

-     prepay, redeem or purchase certain indebtedness including the notes,

- amend or otherwise alter terms of certain indebtedness, including the notes, and certain material agreements,

-     enter into agreements limiting subsidiary distributions,

-     engage in certain transactions with affiliates, and

-     alter the business that we conduct.

The new senior secured credit facility contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting Nortek's senior secured credit facility to be in full force and effect, and change of control. If such an event of default occurs, the lenders under Nortek's senior secured credit facility would be entitled to take various actions, including the acceleration of amounts due under the senior secured credit facility and all actions permitted to be taken by a secured creditor.

Issuance of $625 Million of 8-1/2% Senior Subordinated Notes due 2014

On August 27, 2004, Nortek issued $625.0 million of senior subordinated notes due September 1, 2014, which bear interest at 8-1/2% per year. The notes were issued and sold in a private Rule

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144A offering to institutional investors and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The net proceeds from the offering were used in connection with the Acquisition as described above in this item 2.03 under "Credit Agreement".

At any time on or after September 1, 2009, Nortek may redeem the notes, in whole or part, at a redemption price equal to 100% of the principal amount, plus a premium declining ratably to par, plus accrued and unpaid interest. In addition, at any time prior to September 1, 2007 we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of equity offerings at a redemption price equal to 108.5% of the principal amount, plus accrued and unpaid interest. If Nortek experiences a change of control, it may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. Nortek may not be able to pay holders the required price for notes presented at the time of a change of control because Nortek's new senior secured credit facility or other indebtedness may prohibit payment or Nortek may not have enough funds at that time.

Under the terms of a Registration Rights Agreement dated as of August 27, 2004, Nortek is obligated to:

- file a registration statement on or prior to 180 days after the issue date of the notes enabling holders to exchange the notes for registered notes with terms substantially identical to the terms of the notes,

- use its reasonable best efforts to cause the registration statement to become effective under the Securities Act on or prior to 240 days after the issue date,

- use its reasonable best efforts to complete the exchange offer on or prior to 280 days after the issue date, and

- file a shelf registration statement for the resale of the notes if it cannot complete an exchange offer within those time periods listed above and in certain other circumstances.

If Nortek does not comply with these obligations, it will be required to pay additional interest to the holders of the notes.

ITEM 5.01 CHANGE OF CONTROL OF REGISTRANT

The registrant provides the following information with respect to a transaction resulting in a change of control of the registrant which was consummated on August 27, 2004:

Pursuant to the Acquisition (as described above in the Introduction), the entities that acquired control of Nortek are THL Buildco, THL Buildco Holdings and Investors LLC, all of which are affiliated with Thomas H. Lee Partners, L.P. THL Buildco has since been merged out of existence, and THL Buildco has been renamed "Nortek Holdings, Inc."

The basis for control of Nortek by Nortek Holdings and Investors LLC is equity ownership. Nortek is a wholly owned direct subsidiary of Nortek Holdings, and Nortek Holdings is a wholly

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owned direct subsidiary of Investors LLC, whose initial members include affiliates of Thomas H. Lee Partners, L.P. and members of Nortek management.

The outstanding limited liability company membership interest of Investors LLC are Class A units, Class B units and Class C units. A management committee elected by holders of the Class B units of Investors LLC has the exclusive authority to manage and control the business and affairs of Investors LLC. The size and composition of the management committee are determined in accordance with a securityholders agreement as described further below. All distributions of property by Investors LLC shall be made first to the holders of Class A units and Class B units until such holders receive a return of all their invested capital in respect of their units; second to the holders of Class C units until such holders receive any amounts from any prior distribution that they would have received in such prior distribution had such Class C units been vested at the time of such prior distribution; and thereafter to the holders of Class B units and Class C units (to the extent the Class C units are vested at the time of such distribution) proportionately based on the number of Class B units and vested Class C units held by such holders. Immediately following consummation of the Acquisition, the number of authorized Class C units was equal to 13% of the total number of authorized Class B and Class C units. Class C units are divided into two series, one of which consists of time-vesting units and comprises one third of the total number of Class C units, the other of which consists of performance-vesting units and comprises two thirds of the total Class C units. Class C units will be issued to officers, directors, employees and consultants of the new Nortek Holdings and its subsidiaries as determined by the management committee of Investors LLC.

There are currently 361,841.05 Class A units, 473,594.97 Class B units and 58,138.79 Class C units outstanding. Thomas H. Lee Equity Fund V, L.P., an investment fund affiliated with Thomas H. Lee Partners, L.P., and its co-investors own substantially all of the outstanding Class A units and approximately 76% of the outstanding Class B units. Nortek's management owns the remainder of the outstanding Class B units and all of the outstanding Class C units. Messrs. Bready, Hall, Donnelly and Cooney own, respectively, approximately 16%, 1.27%, 0.78% and 0.32% of the outstanding Class B units and own, respectively, approximately 33%, 6%, 4% and 3% of the Class C units authorized as of the date of the Acquisition.

The sources of funds used for the Acquisition and related transactions described below, excluding the investment by management of approximately $112.29 million, included the following:

      - the sale of limited liability company units of Investors LLC to Thomas H. Lee Equity Fund V, L.P. and its coinvestors, and the subsequent contribution of the cash proceeds from this sale to THL Buildco Holdings and then to THL Buildco, Inc.;

      - the issuance by THL Buildco, Inc. of the 8-1/2% Senior Subordinated Notes due 2014 of Nortek (as successor to THL Buildco, Inc);

      - term loan borrowings under a new senior secured credit facility with UBS AG, Stamford Branch, as U.S. Administrative Agent and Canadian Administrative Agent, and a syndicate of lenders;

      - assumption of debt of Nortek under mortgage notes, capital leases, industrial revenue bonds and notes payable; and

      - approximately $163 million of available cash from the then current Nortek Holdings;

The uses of funds in connection with the Acquisition and related transactions consisted of the purchase for cash of the stock of the then current Nortek Holdings, the purchase or cancellation of outstanding stock options of the then current Nortek Holdings, repayment or repurchase of certain existing debt, assumption of certain debt and transaction fees and expenses (including those incurred by the sellers under the stock purchase agreement), but excludes an investment by continuing Nortek management.

The repayment and repurchase of existing debt was achieved, in part, through tender offers by the then current Nortek Holdings to purchase for cash all of its outstanding 10% Senior Discount Notes due 2011 and by Nortek to purchase for cash all of its outstanding Senior Floating Rate Notes due 2010 and 9-7/8% Senior Subordinated Notes due 2011, and related consent solicitations, which were consummated simultaneously with the Acquisition. Approximately $925.3 million

\
of the transaction consideration set forth above was used to repurchase $515 million in principal amount at maturity of the 10% Senior Discount Notes due 2011 of the then current Nortek Holdings, $199 million in principal amount of the Senior Floating Rate Notes due 2010 of Nortek and $240.0 million in principal amount of the 9-7/8% Senior Subordinated Notes due 2011 of Nortek.

A summary of the approximate sources and uses of funds in connection with the Acquisition and related transactions described above is as follows (in millions):

SOURCES:

Term loan facility ............................................   $     700.0
Proceeds from the issuance of 8 -1/2% senior
  subordinated notes due 2014..................................         625.0
Sponsor and co-investor cash equity investment (1) ............         361.8
Cash from the then current Nortek Holdings ....................         158.2
                                                                  -----------
                                                                  $   1,845.0
                                                                  ===========

USES:

Purchase price paid to selling stockholders ...................   $     816.3
Repayment of existing debt, including interest and redemption
  premiums ....................................................         925.3
Other transaction fees and expenses ...........................         103.4
                                                                  -----------
                                                                  $   1,845.0
                                                                  ===========

(1) Excludes approximately $112.29 million of equity in the then current Nortek Holdings that Nortek management reinvested into Investors LLC and a deferred compensation plan of Nortek Holdings.

Immediately prior to the Acquisition, Nortek was a wholly owned direct subsidiary of the then current Nortek Holdings, and affiliates and designees of Kelso & Company L.P. owned approximately 70% of the fully diluted equity of the then current Nortek Holdings. Approximately 29% of the fully diluted equity of the then current Nortek Holdings was held by members of Nortek's management and the remaining equity interests were held by other investors.

Investors LLC and the holders of its Class A, Class B and Class C units entered into a securityholders agreement upon consummation of the Acquisition. Under the securityholders agreement, the management committee of Investors LLC will consist of not less than five and not more than eleven managers, as from time to time determined by Thomas H. Lee Equity Fund V, L.P. and its affiliates. The management committee initially will consist of six managers. Under the terms of this agreement, for so long as Richard L. Bready is the holder of 5% or more of the fully diluted equity of Investors LLC or any successor entity, Mr. Bready will be entitled to designate two managers to serve on the management committee, with the remainder being designated by Thomas H. Lee Equity Fund V, L.P. and its affiliates. This securityholders agreement will also govern the election of directors to the boards of directors of Nortek Holdings and Nortek and require that such boards be identical to the management committee of Investors LLC.

The securityholders agreement will provide for customary tag-along rights, drag along rights and registration rights which would apply to shares of capital stock of Nortek Holdings that are distributed to the holders of units in the event of any dissolution of Investors LLC or to shares of any corporate entity succeeding to Investors LLC upon its conversion to a corporation.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 26, 2004, Robert E.G. Ractliffe, Executive Vice President and Chief Operating Officer, retired from Nortek. For further discussion, please see the press release dated September 1, 2004 attached to this Report as
Exhibit 99.1.

On August 27, 2004, in connection with the Acquisition, Philip E. Berney and Jeffrey C. Bloomberg, designees of the prior owner of Nortek, resigned from Nortek's Board of Directors.

Effective as of the closing of the Acquisition on August 27, 2004, Anthony J. DiNovi, Kent R. Weldon and David V. Harkins were appointed to the Board of Directors of Nortek.

Each of Messrs. DiNovi, Weldon and Harkins were appointed to the Board of Directors of Nortek pursuant to the rights of Thomas H. Lee Equity Fund V, L.P. and certain of its affiliates to designate board members under the Securityholders Agreement of Investors LLC, as described in Item 5.01 above.

Each of Messrs. DiNovi, Weldon and Harkins are affiliates of THL Managers V, LLC. THL Managers V, LLC is party to a management agreement with Nortek and Nortek Holdings dated as of August 27, 2004 under which THL Managers V, LLC provides certain financial and strategic advisory and consultancy services. Under this agreement, Nortek paid to THL Managers V, LLC a transaction fee of $25.0 million upon closing of the Acquisition. In addition, Nortek is obligated to pay to THL Managers V, LLC or a designee thereof an annual management fee equal to the greater of:

      -     $2.0 million per annum, and

      - an amount equal to 0.75% of the consolidated earnings before interest, taxes, depreciation and amortization of Nortek and its subsidiaries, before deduction for such fee;

such annual management fee to be payable semi-annually in advance on the first business day of each January and July, commencing January 2005, with a pro rated portion of such fee equal to $688,889 paid on the closing date of the Acquisition with respect to the period from the closing through the end of 2004. Under this agreement Nortek also paid all costs and expenses incurred by THL Managers V, LLC and its affiliates in connection with the

Acquisition in the amount of $8,714,000 and is obligated to pay such expenses in connection with the provision of future services under the management agreement.

Under the management agreement Nortek also agreed to indemnify THL Managers V, LLC and its affiliates from and against all losses, claims, damages and liabilities arising out of or related to the performance by THL Managers V, LLC of the services pursuant to the management agreement. The management agreement will continue in effect until terminated by THL Managers V, LLC. Upon any termination in connection with an initial public offering of equity securities of Nortek or Nortek Holdings, Nortek will be required to pay to THL Managers V, LLC a lump-sum termination fee equal to the net present value of all annual management fees that would have otherwise been payable under the management agreement during the seven years following the date of such termination.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

4.1   Registration Rights Agreement among Nortek, Inc., certain Guarantors, UBS
      Securities LLC and certain Initial Purchasers named therein, dated as of August 27, 2004

4.2   Indenture for 8-1/2% Senior Subordinated Notes due 2014 of Nortek, Inc.
      dated as of August 27, 2004 among Nortek, Inc., certain Guarantors and U.S. Bank National Association as Trustee

10.1  Amendment No. 1 to the Stock Purchase Agreement, dated as of August 27,
      2004

10.2 Amended and Restated Employment Agreement of Richard L. Bready, dated as of August 27, 2004

10.3 Amended and Restated Employment Agreement of Almon C. Hall, III, dated as of August 27, 2004

10.4 Amended and Restated Employment Agreement of Kevin W. Donnelly, dated as of August 27, 2004

10.5  Consulting Agreement with David B. Hiley, dated as of August 27, 2004

10.6  Agreement with Robert E.G. Ractliffe, dated as of August 26, 2004

10.7  Amended and Restated Change in Control Severance Benefit Plan, dated as of
      August 27, 2004

10.8  Deferred Compensation Plan of Nortek Holdings, Inc., dated as of August
      27, 2004

10.9  Management Agreement among THL Managers V, LLC, Nortek, Inc. and Nortek
      Holdings, Inc., dated as of August 27, 2004.

10.10 Credit Agreement among Nortek, Inc., Nortek Holdings, Inc. (f/k/a THL
      Buildco Holdings, Inc.), UBS AG, Stamford Branch, UBS AG Canada Branch,
      Bank of America, N.A., Bank of America, N.A. (Canada Branch) and certain other Lenders party thereto, dated as of August 27, 2004

99.1  Press release, dated September 1, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NORTEK, INC.

                                                By:  /s/ Edward J. Cooney
                                                     --------------------------
                                                     Name: Edward J. Cooney
                                                     Title: Vice President and
                                                            Treasurer

Date: September 1, 2004

                                  EXHIBIT INDEX

Exhibit No.                           Description of Exhibits
-----------                           -----------------------
   4.1              Registration Rights Agreement among Nortek, Inc., certain Guarantors, UBS Securities LLC and certain Initial Purchasers named therein, dated as of August 27, 2004

   4.2              Indenture for 8-1/2% Senior Subordinated Notes due 2014 of Nortek, Inc. dated as of August
                    27, 2004 among Nortek, Inc., certain Guarantors and U.S. Bank National Association as
                    Trustee

   10.1             Amendment No. 1 to the Stock Purchase Agreement, dated as of August 27, 2004

   10.2             Amended and Restated Employment Agreement of Richard L. Bready, dated as of August 27, 2004

   10.3             Amended and Restated Employment Agreement of Almon C. Hall, III, dated as of August 27,
                    2004

   10.4             Amended and Restated Employment Agreement of Kevin W. Donnelly, dated as of August 27, 2004

   10.5             Consulting Agreement with David B. Hiley, dated as of August 27, 2004

   10.6             Agreement with Robert E.G. Ractliffe, dated as of August 26, 2004

   10.7             Amended and Restated Change in Control Severance Benefit Plan, dated as of August 27, 2004

   10.8             Deferred Compensation Plan of Nortek Holdings, Inc., dated as of August 27, 2004

   10.9             Management Agreement among THL Managers V, LLC, Nortek, Inc. and Nortek Holdings, Inc.,
                    dated as of August 27, 2004.

   10.10            Credit Agreement among Nortek, Inc., Nortek Holdings, Inc. (f/k/a THL Buildco Holdings,
                    Inc.), UBS AG, Stamford Branch, UBS AG Canada Branch, Bank of America, N.A., Bank of
                    America, N.A. (Canada Branch) and certain other Lenders party thereto, dated as of August
                    27, 2004

   99.1             Press Release, dated September 1, 2004.